UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 1, 2017

MANITEX INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Charter)

Michigan	001-32401	42-1628978
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9725 Industrial Drive, Bridgeview, Illinois 60455

(Address of Principal Executive Offices) (Zip Code)

(708) 430-7500

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 1, 2017, Manitex International, Inc. (the “Company”), announced that Michael Schneider has been appointed as Senior Vice President, Chief Financial Officer, Treasurer and Secretary of the Company, effective August 1, 2017.

Mr. Schneider, 53, has served as Senior Vice President, Financial Operations and Administration of the Company since November 2015. Prior to joining the Company, from 2014 to 2015, Mr. Schneider served as Director of Finance for Ice Mobility, a distribution and supply solutions company for the wireless industry. Prior to that, from 2008 to 2014, Mr. Schneider served as Vice President and Corporate Controller of Barriersafe Solutions International, Inc., a distribution and supply solutions company for the disposable glove industry.

The terms and conditions of Mr. Schneider’s existing employment and compensation arrangement with the Company will not change in connection with his appointment as Senior Vice President, Chief Financial Officer, Treasurer and Secretary of the Company.

There are no arrangements or understandings required to be disclosed pursuant to Item 401(b) of Regulations S-K or family relationships required to be disclosed pursuant to Item 401(d) of Regulation S-K. Similarly, there are no transactions with related persons required to be disclosed pursuant to Item 404(a) of Regulation S-K involving Mr. Schneider.

In connection with Mr. Schneider’s appointment, David H. Gransee, who had been serving as the Company’s Vice President, Chief Financial Officer, Treasurer and Secretary, was appointed as the Company’s Senior Vice President, effective August 1, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MANITEX INTERNATIONAL, INC.

By:	/s/ David J. Langevin
Name:	David J. Langevin
Title:	Chief Executive Officer

Date: August 1, 2017